Exhibit 4.3



      The following is the Form of Common Stock Purchase Warrant for the right to purchase shares of Energy Conversion Devices, Inc. common stock ("Warrant") issued to each of Fidelity Capital Trust: Fidelity Capital Appreciation Fund, Heimdall Investments Ltd. and CCM Master Qualified Fund, Ltd. (each a "Holder").

      The Warrants are identical in all material respects with the exception of the identity of the Holder, the date of the Warrant and the number of shares the Holder has a right to purchase pursuant to the Warrant.

      The schedule below identifies the material differences in each of the
Warrants:



                                        Date of               Number of
Holder                                  Warrant               Shares Purchasable
------                                  -------               ------------------

Fidelity Capital Trust:                 November 5, 2003      955,566
Fidelity Capital Appreciation Fund

Fidelity Capital Trust:                 November 12, 2003     304,000
Fidelity Capital Appreciation Fund

Heimdall Investments Ltd.               November 5, 2003      477,783

Heimdall Investments Ltd.               November 7, 2003      477,783

CCM Master Qualified Fund, Ltd.         November 5, 2003      477,783

                         ENERGY CONVERSION DEVICES, INC.

                                 FORM OF WARRANT


      THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT.

Void after October 31, 2006               Right to Purchase ________ Shares of
or otherwise as provided herein           Common Stock (subject to adjustment)
                                          of Energy Conversion Devices, Inc.

                     COMMON STOCK PURCHASE WARRANT

      Energy Conversion Devices, Inc., a Delaware corporation (the "Company"), for value received and subject to the terms set forth below, hereby grants to __________________ and its registered successors and assigns (the "Holder"), the right to purchase from the Company up to _______ fully paid and non-assessable shares of the Common Stock (as defined below), at the applicable Exercise Price (as defined herein), upon the terms and subject to the conditions set forth in this Warrant. The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

      This Warrant is subject to the following provisions:

      1. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      "Assignment" means the assignment attached hereto in substantially the form of Annex A.

      "Authorization Date" means the date the Company, pursuant to a vote of its stockholders, amends its Certificate of Incorporation to provide a sufficient number of authorized and unissued shares of Common Stock to permit the Company to issue shares of Common Stock upon the exercise of this Warrant.

      "Common Stock" means all stock of any class or classes (however designated) of the Company, authorized upon the Issue Date or thereafter, the holders of which will have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which will ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right to so vote has been suspended by the happening of such a contingency); provided that "Common Stock" will not include the shares of the Class A or Class B Common Stock as authorized, issued, outstanding and constituted on the date hereof, or the shares of any future class of common stock as will possess actual or contingent special voting rights of the kind provided for as of the date hereof with respect to the Class A and Class B Common Stock ("Special Voting Rights"), if the rights and privileges of such future class of common stock are in all other material respects the same as those of the Common Stock generally and the Special Voting Rights of the shares of said future class, together with all other Special Voting Rights that may be exercisable simultaneously therewith, do not exceed in the aggregate the number of votes that are provided by the Special Voting Rights of the Class A Common Stock outstanding as of the date hereof (other than as a result of changes in the Common Stock of the kind described in Section 3 hereof).

            "Commission " means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

            "Exercise Date" has the meaning set forth in Section 2.2(a).

            "Exercise Price" means (a) for all Subscription Agreements delivered to the Company on or before May 2, 2005, $13.96 per share (as adjusted pursuant to Section 3), and (b) for all Subscription Agreements delivered to the Company after such date, $16.03 per share (as adjusted pursuant to Section 3).

            "Issue Date" means November __, 2003.

            "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time will be entitled to receive, or will have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time will be issuable or will have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 3.2 hereof or otherwise.

            "Person" means, without limitation, an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

            "Purchaser" has the meaning set forth in Section 2.2(a)(i).

            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission under the Securities Act, as they each may, from time to time, be in effect.

            "Subscription Agreement" means the agreement attached hereto in substantially the form of Annex B.

            "Warrant" means, collectively, this Warrant and all other stock purchase warrants issued in exchange therefor or replacement thereof.

      2.    Exercise of Warrant.

            2.1 Exercise Period. Subject to Sections 2.6 and 3.2, the Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time after the close of business on the Authorization Date and prior to 5 :00 p.m., New York, New York time on October 31, 2006.

            2.2   Exercise Procedure.

                  (a) This Warrant will be deemed to have been exercised at such time as the Company is deemed to have received all of the following items (the "Exercise Date"):

                        (i) a completed Subscription Agreement in the form attached hereto as Annex B executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                        (ii)  this Warrant;

                        (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to
Section 7(a) hereof; and

                        (iv) a check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

                  (b) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three trading days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Purchaser, or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Purchaser is entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Purchaser is entitled upon exercise.

                  (c) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten days after the Exercise Date, issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this Warrant.

                  (d) The Common Stock (or Other Securities) issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock (or Other Securities) on the Exercise Date.

                  (e) The issuance of certificates for shares of Common Stock (or Other Securities) upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (or Other Securities).

            2.3 Acknowledgment of Continuing Obligations. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder will continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided that if the Holder fails to make any such request, such failure will not affect the continuing obligation of the Company to afford to the Holder any such rights.

            2.4 Subscription Agreement. The Subscription Agreement will be substantially in the form set forth in Annex B hereto, except that if the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant are not to be issued in the name of the Holder hereof, the Subscription Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock (or Other Securities) are to be issued, and if the number of shares of Common Stock (or Other Securities) to be issued does not include all the shares of Common Stock (or Other Securities) issuable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

            2.5 Fractional Shares. No fractional share of Common Stock (or Other Securities) will be issued in connection with exercise hereof; in lieu of a fractional share upon complete exercise hereof, the Purchaser may purchase a whole share by delivering payment equal to the appropriate portion of the then current Exercise Price.

            2.6 Early Termination. If after the Issue Date a share of the Common Stock trades for a period of 30 consecutive trading days at a bid price of greater than 200% of the Exercise Price as then in effect and a Registration Statement is currently effective with respect to all of the Shares underlying this Warrant, then the Company may terminate this Warrant by giving the Holder written notice thereof. Such notice will specify the date (at least twenty days subsequent to the date on which notice is given) on which this Warrant will terminate. The

Holder will forfeit its rights under this Warrant to the extent that the Exercise Date does not occur prior to the expiration of such twenty day period.

            2.7 Limitation on Number of Shares. Notwithstanding any provision of this Warrant to the contrary, in no event will the sum of (a) the number of shares of Common Stock issued to the initial Holder by the Company pursuant to the Stock Purchase Agreement dated as of the date of this Warrant between the Company and the initial Holder plus (b) the number of shares of Common Stock issuable upon the exercise of this Warrant, exceed 19.995% of the shares of Common Stock outstanding immediately prior to the date of this Warrant.

            2.8 Limited Put Right. In the event the Authorization Date shall not have occurred on or before March 19, 2003, the Holder may elect at any time after March 19, 2003 to sell this Warrant to the Company, and the Company shall upon such election purchase this Warrant from the Holder, for an amount equal to the product of (i) $0.50 multiplied by (ii) the number of shares for which this Warrant would have been exercisable had the Authorization Date occurred. Notwithstanding the foregoing, to the extent, but only to the extent, the purchase by the Company of this Warrant pursuant to the preceding sentence would cause the Company to violate Nasdaq Marketplace Rule 4350(i)(1)(D) (based upon written notice from Nasdaq), then the Company shall not be required to purchase such portion as would cause such violation (the "Violating Portion") for the price provided above, but instead shall purchase such Violating Portion for the original price paid therefor, being $0.125 multiplied by number of shares for which the Violating Portion of this Warrant would have been exercisable had the Authorization Date occurred.

            2.9 Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof)shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 9.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a notice of exercise hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares requested in such notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended until the earlier to occur of (a) the expiration date of this Warrant and (b) such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase or decrease will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

      3. Adjustments.

            3.1 Adjustments for Stock Splits, Etc. If the Company will at any time after the Issue Date declare a stock dividend, subdivide its outstanding Common Stock (or Other Securities), by split-up or otherwise, or combine its outstanding Common Stock (or Other Securities), the number of shares issuable on the exercise of the unexercised portion of this Warrant will forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant will forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

            3.2 Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock (or Other Securities), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation), then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision will be made, and duly executed documents evidencing the same from the Company or its successor will be delivered to the Holder of this Warrant, so that the Holder of this Warrant will have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger, by a holder of the number of shares of Common Stock (or Other Securities) as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) will thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof. If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof. Such notice will specify the date (at least 30 days subsequent to the date on which notice is given) on which this Warrant will terminate; provided that the Holder may condition his exercise upon the successful consummation of such cash merger or other similar transaction of which notice is given.

            3.3 Adjustment for Dividends. The Company shall only pay dividends in an amount consistent with past practices and in no event will the Company pay a dividend greater than $1.00. Subject to the forgoing, in case the Company will, at any time or from time to time after the Issue Date, pay any dividend or make any other distribution upon its Common Stock (or Other Securities) payable in cash (other than ordinary cash dividends out of earnings or earned surplus), property or securities of a corporation other than the Company, then forthwith upon the payment of such dividend, or the making of such other distribution, as the case may be, the Exercise Price then in effect will be reduced by the amount of such dividend or other distribution in respect of each outstanding share of Common Stock (or Other Securities). The Board of

Directors of the Company and the Investor will mutually agree upon the fair value of any dividend or other distribution made upon Common Stock (or Other Securities) payable in property or securities of a corporation other than the Company.

            3.4 Certificate of Adjustment. Whenever the Exercise Price or the number of shares issuable hereunder is adjusted, as herein provided, the Company will promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate will state (a) the Exercise Price and the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (b) the facts requiring such adjustment, and
(c) the method of calculation for such adjustment and increase or decrease.

      4. No Impairment. The Company will not, by amendment of its corporate charter or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock (or Other Securities) receivable upon the exercise of this Warrant to exceed the amount payable therefore upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock (or Other Securities) upon the exercise of this Warrant.

      5. Notices of Record Date, Etc. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to or otherwise acquire any shares of stock of any class of the Company or any other securities or property, or to receive any other right;

            (b) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will give notice to the Holder at least 30 days prior to the date of the specified event.

      6. Reservation of Stock Issuable on Exercise of Warrant; Payment of Taxes. The Company will at all times after the Authorization Date reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock (or Other Securities) which will be issuable upon exercise of this Warrant and payment of the Exercise Price in compliance with this Warrant will, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company will promptly pay or discharge). The Company will pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Holder, then no such delivery will be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

      7. Disposition of This Warrant, Common Stock, Etc.

            (a) The Holder of this Warrant and any transferee hereof or of the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable have not been registered under the Securities Act, and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Securities Act or an opinion of counsel reasonably satisfactory to the Company and/or submission to the Company of such other evidence as may be reasonably satisfactory to counsel to the Company, in each such case, to the effect that any such transfer will not be in violation of the Securities Act. It will be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

            (b) The stock certificates of the Company that will evidence the shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT."

      Except as otherwise provided in a certain Stock Purchase Agreement between the Company and the Holder executed and delivered simultaneously with the issuance of this Warrant (the "Purchase Agreement"), the Company has not agreed to (a) register any of the Holder's shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Securities Act or (b) comply with any exemption from registration under the Securities Act for the resale of the Holder's shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercised. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting restricted securities promulgated by the Commission, the shares of Common Stock (or Other Securities) of the Company with respect to which this

Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Securities Act, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercised that may be sold from time to time.

      8. Rights and Obligations of Warrant Holder. The Holder of this Warrant will not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock (or Other Securities) by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price acquirable by exercise hereof or as a stockholder of the Company.

      9. Transfer of Warrant. Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit A), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

      10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of affidavit of loss reasonably satisfactory in form to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      11. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      12. Company Records. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      13. Miscellaneous.

      13.1 Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

      To the Company:   Energy Conversion Devices, Inc.
                        2956 Waterview Drive
                        Rochester Hills, Michigan 48309
                        Attention: Robert C. Stempel
                        Phone: (248) 293-0440
                        Telecopy: (248) 844-1244

      with a copy to:   Baker & McKenzie
                        One Prudential Plaza
                        130 East Randolph Drive
                        Chicago, Illinois  60601
                        Attn:  Craig A. Roeder
                        Phone:  (312) 861-3730
                        Telecopy:  (312) 861-2899

      If to the Holder: At its address on the Stock Certificate Questionnaire attached as Exhibit A to the Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

            13.2 Amendment and Waiver. Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

            13.3 Entire Agreement. This Agreement, together with the Purchase Agreement referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

            13.4 Governing Law; Descriptive Headings. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and will not limit or otherwise affect any of the terms hereof.

Dated: November __, 2003


ENERGY CONVERSION DEVICES, INC.

                                    By:
                                         -------------------------------------

                                    Name:
                                          ------------------------------------

                                    Title:
                                           -----------------------------------

                                     ANNEX A

                               FORM OF ASSIGNMENT

                 [To be signed only upon transfer of Warrant]


      For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock (or Other Securities) covered thereby set forth below, unto:

   Name of Assignee              Address                        No. of Shares
   ----------------              ---------------------------    -------------



-----------------------------    ----------------------------     ----------

                                 ----------------------------

                                 ----------------------------







Dated: ------------------       Signature -------------------------------------
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the
                                           Warrant.)

                                  Address  ------------------------------------
                                           ------------------------------------
                                           ------------------------------------

                                     ANNEX B

                         FORM OF SUBSCRIPTION AGREEMENT

                 [To be signed only upon exercise of Warrant]


To:  Energy Conversion Devices, Inc.               Date: ----------------


      The undersigned, the Holder of the within Warrant, pursuant to the provisions set forth in the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and agrees to subscribe for and purchase thereunder, _________ shares of the Common Stock
(or Other Securities) covered by such Warrant and herewith makes payment of $__________ therefore, and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________________________, whose address is:
-----------------------------------------------------------------------------.

      If said number of shares is less than all the shares covered by such Warrant, a new Warrant will be registered in the name of the undersigned and delivered to the address stated below.



                              Signature ---------------------------------------
                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant or on the form of
                                        Assignment attached as Annex A thereto.)

                               Address  ---------------------------------------
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